SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                           THE SECURITIES ACT OF 1934

                              November 14, 1996
                        Date of Report (Date of earliest event reported)


                               ANDREW CORPORATION
             (Exact name of registrant as specified in its charter)


          DELAWARE                          3357           36-2092797
(State or other jurisdiction of     (Commission File     (I.R.S. Employer
 incorporation or organization)      Number)              Identification No.)

               10500 W. 153rd Street, Orland Park, Illinois 60462
               (Address of principal executive offices) (Zip Code)

                              (708)  349-3300
                Registrant's telephone number, including area code


                                   None
          (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS

         On November 14, 1996, the Board of Directors of Andrew Corporation (the "Company") declared a dividend of one common stock purchase right (a "Right") for each outstanding share of Common Stock, $.01 par value (the "Common Stock"), of the Company. The dividend is payable to stockholders of record at the close of business on December 16, 1996 (the "Record Date"). The Board also terminated the old rights plan of the Company, adopted in September 1988, and ordered the redemption of all outstanding Common Stock rights issued under the old plan. All stockholders of record at the close of business on December 16, 1996 will receive $.0015 per old right. The Board determined to declare new Rights and redeem the old rights because the Company's stock splits over the last several years had diluted the effectiveness of the old rights.

         The description and terms of the new Rights are set forth in the Rights Agreement (the "Rights Agreement") between the Company and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agent"). This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

         Pursuant to the Rights Agreement, each Right entitles the registered holder to purchase from the Company, under certain circumstances, one share of Common Stock of the Company at a price of $500.00 per share (the "Purchase Price"), subject to adjustment. Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Stock, or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced by the certificates for shares of Common Stock and not by separate Rights Certificates, and the right to receive Rights Certificates will be transferable only in connection with the transfer of shares of Common Stock.

         Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) certificates for shares of Common Stock outstanding as of the Record Date, together with a Summary of Rights attached, will evidence the Rights, (ii) certificates for shares of Common Stock issued after the Record Date upon transfer or new issuance of shares of Common Stock will contain a notation incorporating the Rights Agreement by reference and thereby evidence the Rights, and (iii) the surrender for transfer of any certificate for shares of Common Stock outstanding, even without a copy of the Summary of Rights being attached or without such notation, will constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on the tenth anniversary of the Record Date (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

         The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) upon the grant to holders of shares of Common Stock of certain rights or warrants to subscribe for or purchase Common Stock at a price, or securities convertible into Common Stock with a conversion price, less than the then-current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Common Stock) or of subscription rights or warrants (other than those referred to above).

         The number of outstanding Rights and the number of shares of Common Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

         In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the exercise price of the Right.

         At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment), or cash, other equity or debt securities of the Company, other assets, or any combination of the foregoing, having an aggregate value equal to the current per share market price of one share of Common Stock as of the date of issuance of such other consideration, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Common Stock will be issued and in, lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading day prior to the date of exercise.

         At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Common Stock, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per right, subject to adjustment (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Stock then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated November 18, 1996. A copy of the Rights Agreement is available free of charge from the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

         4.1 Rights Agreement, dated as of November 14, 1996, between Andrew Corporation and Harris Trust and Savings Bank, which includes the Form of Rights Certificate as Exhibit A and a Summary of Rights to Purchase Common Stock as Exhibit B, incorporated herein by reference to Exhibit 4 to the Registration Statement on Form 8-A dated November 18, 1996, and filed by Andrew Corporation with the Securities and Exchange Commission on November 26, 1996. Pursuant to the Rights Agreement, Rights Certificates will not be mailed until after the earlier of (i) the tenth day after the Stock Acquisition Date or (ii) the tenth business day after the date of commencement of a tender offer or exchange offer by any Person if upon consummation thereof, such Person would be the beneficial owner of 15% or more of the Company's outstanding Common Stock.

         20.1     Form of press release dated November 15, 1996.

         20.2     Form of letter to be sent to stockholders of Andrew
                  Corporation.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         ANDREW CORPORATION


Date: November 18, 1996                  By:    /s/  Charles R. Nicholas
                                                ---------------------------
                                                Charles R. Nicholas
                                                Executive Vice President,
                                                Chief Financial Officer

                              ANDREW CORPORATION
                              EXHIBIT INDEX

     Exhibit No.         Description
     -----------         -------------------------------------------------------
       20.1              Form of press release dated November 15, 1996.

       20.2              Form of letter to be sent to stockholders of Andrew
                         Corporation.